Exhibit 10.5
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT, dated as of March 24, 2008 (this “Agreement”), is by and among Echo Therapeutics, Inc., a Minnesota corporation (the “Company”), and each of the direct or indirect subsidiaries of the Company (whether now or hereafter existing, such subsidiaries, the “Subsidiaries” and, collectively with the Company, the “Debtors”), and Imperium Advisers, LLC, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), for the benefit of Imperium Master Fund, Ltd. (“Imperium” and collectively with its permitted successors and assigns, the “Holders”) of the Original Issue Discount Notes (the “Notes”), issued by the Company as of the date hereof, pursuant to the Securities Purchase and Loan Agreement, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Securities Purchase Agreement”), by and between the Company and Imperium. The Holders and the Collateral Agent are sometimes collectively referred to herein as the “Secured Parties”.
W I T N E S S E T H:
     WHEREAS, it is a condition to the obligation of Imperium to enter into the transactions contemplated by the Securities Purchase Agreement that the Debtors execute and deliver to the Collateral Agent for the benefit of the Holders this Agreement; and
     WHEREAS, the Company and each Debtor that is a subsidiary of the Company will directly or indirectly benefit from the extension of credit to the Company represented by the issuance of the Notes and the other transactions contemplated by the Securities Purchase Agreement.
     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. DEFINITIONS.
        (a) Terms Defined in the Uniform Commercial Code. Terms used herein that are defined in Article 9 of the UCC but not otherwise defined in this Agreement (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.
        (b) Defined Terms. The following terms shall apply to this Agreement:
          “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all present and after-acquired personal property of the Debtors, including the following personal property presently owned or hereafter acquired by the Debtors, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities:
               (i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefore, all parts therefore, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;
               (ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property and income tax refunds;
               (iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;
               (iv) All documents, letter-of-credit rights, instruments and chattel paper;
               (v) All commercial tort claims;
               (vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);
               (vii) All investment property;
               (viii) All supporting obligations;
               (ix) All files, records, books of account, business papers, and computer programs; and
               (x) All products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.
          “Event of Default” means the occurrence of either of the following: (i) an Event of Default; or (ii) any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Debtor, or a proceeding shall be commenced by a Debtor, or by any Governmental Authority having jurisdiction over a Debtor, seeking to establish the invalidity or unenforceability thereof, or a Debtor shall deny that such Debtor has any liability or obligation purported to be created under this Agreement.
          “Intellectual Property” means the collective reference to all existing rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith; (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto; (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof; (v) all rights to obtain any reissues, renewals or extensions of the foregoing; (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.
          “Obligations” means all of the Debtors’ obligations under the Transaction Documents, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include (i) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with the Transaction Documents; and (ii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.
          “Organizational Documents” means with respect to an entity, the documents by which such entity was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such entity (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

          “Pledged Securities” means all investment property and general intangibles respecting ownership and/or other equity interests in each Subsidiary, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule I (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other Subsidiary of any Debtor obtained in the future, and in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing, and all rights arising under or in connection with the foregoing, including, but not limited to, all dividends, interest and cash.
          “Transaction Documents” means this Agreement, the Notes, the Warrant, the Guarantee, the Registration Rights Agreement and the other agreements, instruments or other documents delivered by or on behalf of any of the Debtors in furtherance of any of the foregoing documents.
          “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable laws of the United States or any state or other political subdivision thereof, which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.
     (c) Terms Defined in the Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.
     (d) Usage. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.
2. GRANT OF SECURITY INTEREST.
     As an inducement for the Secured Parties to enter into the transactions contemplated by the Securities Purchase Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the the Obligations of the Debtors, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Collateral Agent, in each case for the benefit of each Secured Party pari passu with each of the other Secured Parties, a continuing security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”). Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.
3. DELIVERY OF CERTAIN COLLATERAL.
     Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties (a) any and all certificates and other instruments representing or evidencing the Pledged Securities; and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all necessary endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent, for the benefit of the Secured Parties, or have previously delivered to the Secured Parties, a true and correct copy of each Organizational Document governing any of the Pledged Securities.
4.	REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE DEBTORS.
     Each Debtor represents and warrants to, and covenants and agrees with, the Collateral Agent, for the benefit of the Secured Parties, as follows:
     4.1 Good Standing; Due Authorization; Enforceability.
          (a) Each Debtor is duly organized and in good standing in the jurisdiction of its formation. Each Debtor shall at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.
          (b) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed and delivered by each Debtor.
          (c) This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.
     4.2 No Conflicts. The execution, delivery and performance of this Agreement by the Debtors do not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. No consent (including, without limitation, from stockholders or creditors of any Debtor) is required for any Debtor to enter into and perform its obligations hereunder.
     4.3 Debtor Information; Validity, Perfection and Maintenance of Security Interests.
          (a) All of the information set forth on Schedule II is true, correct and complete in all respects. No Debtor shall change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days’ prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected Security Interest granted and evidenced by this Agreement; provided, however, no such notice shall be necessary in connection with or in furtherance of a migratory merger between the Company and its subsidiary Echo Therapeutics, Inc., a Delaware corporation (the “Echo Delaware Subsidiary”), where the Echo Delaware Subsidiary shall be the surviving entity of such merger.
          (b) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral of the Debtors, securing the payment and performance of the Obligations. Upon filing of UCC-1 financing statements covering all assets and properties of each Debtor with the secretary of state’s office of the state in which such Debtor is organized (collectively, the “Financing Statements”), and payment of the applicable filing fees, all security interests created hereunder in any Collateral owned by such Debtor which may be perfected by filing UCC-1 financing statements shall have been duly perfected. Except as provided herein, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the execution, delivery and performance of this Agreement; (ii) the creation or perfection of the Collateral Agent’s Security Interests created hereunder in the Collateral; or (iii) the enforcement of the rights of the Secured Parties hereunder.
          (c) Each Debtor hereby authorizes the Secured Parties, or any of them, to file the Financing Statements and any other financing statements or other similar filings under the UCC with respect to the Security Interest with the proper filing and recording agencies in any jurisdiction deemed necessary by them. The Debtors shall, at the Debtors’ sole cost and expense, promptly execute and/or deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time reasonably request and may in their sole, reasonable discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement and assignment with respect to the Debtors’ Intellectual Property in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably satisfactory to the Secured Parties.

          (d) The Debtors shall at all times maintain the Security Interest provided for hereunder as valid and perfected security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 12. The Debtors hereby agree to defend the same against the claims of any and all Persons. The Debtors shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and Liens which may be required to maintain the priority of the Security Interest hereunder.
     4.4 Collateral.
          (a) Except for the Security Interest granted hereunder, each Debtor is, as to all Collateral presently purported to be owned by it, the owner, or in the case of leased or licensed assets, the lessee or licensee, of such Collateral (except for licenses granted by any Debtor in the ordinary course of business or as otherwise disclosed in the Securities Purchase Agreement) free and clear of any Liens (other than Permitted Liens), and are fully authorized to grant the Security Interest. Except as otherwise set forth in the Securities Purchase Agreement, there has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any Governmental Authority.
          (b) The Debtors shall keep and preserve their equipment, inventory and other tangible Collateral in good condition, repair and order, ordinary wear and tear excepted. Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral consistent with past practices.
          (c) The Debtors shall not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral except as otherwise permitted or required under the Securities Purchase Agreement or any other Transaction Document. The Debtors shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.
          (d) So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).
          (e) The capital stock and other equity interests listed on Schedule I represent all of the capital stock and other equity interests of the Company Subsidiaries, and represent all capital stock and other equity interests owned, directly or indirectly, by the Debtors. All of the Pledged Securities are validly issued, fully paid and nonassessable (as applicable), and the Debtors are the legal and beneficial owner of the Pledged Securities, free and clear of any Lien except for Permitted Liens. The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Pledged Securities by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary. Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and the other Transaction Documents.
          (f) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties, in sufficient detail, of any material change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein. Upon not less than five Business Days’ prior notice, each Debtor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time during normal business hours, and to make copies of records pertaining to the Collateral as may be reasonably requested by a Secured Party from time to time.
          (g) All information heretofore or herein supplied to the Secured Parties by or on behalf of the Debtors with respect to the Collateral is accurate and complete in all material respects as of the date furnished.
     4.5 Insurance. Each Debtor shall maintain with financially sound and reputable insurers, insurance as required under the Securities Purchase Agreement. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Parties that (a) the Secured Parties will be named as lender loss payee and additional insured, as applicable, under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Parties and such cancellation or change shall not be effective as to the Secured Parties for at least thirty (30) days after receipt by the Secured Parties of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Parties will have the right (but no obligation) at their election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $25,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $25,000 for any occurrence or series of related occurrences shall be paid to the Secured Parties, on a pari passu basis with each of the other Secured Parties, and, if received by such Debtor, shall be held in trust for and immediately paid over to the Secured Parties unless otherwise directed in writing by the Secured Parties. Copies of such policies or the related certificates, in each case, naming the Secured Parties as lender loss payee and additional insured shall be delivered to the Secured Parties at least annually and at the time any new policy of insurance is issued.
     4.6 Distributions. Upon the occurrence of and during the continuation of an Event of Default, no Debtor shall declare or make any dividend or other distribution of cash or any other assets (or rights to acquire such assets) to the shareholders, members, partners or other equity holders of such Debtor.

     4.7 Additional Debtors. If a Debtor creates or acquires any new Subsidiary, then such Debtor shall cause such new Subsidiary to become party to this Agreement for all purposes of this Agreement by executing and delivering an Assumption Agreement in the form of Annex A hereto.
5. DUTY TO HOLD IN TRUST.
     5.1 Cash and Payment Obligations. Upon the occurrence and during the continuation of an Event of Default, if requested to do so by the Collateral Agent in writing, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for and on behalf of and for the benefit of the Secured Parties, and shall forthwith endorse and transfer any such sums or instruments, or both (to the extent permitted by law), to the Collateral Agent for distribution to the Secured Parties on a pro rata basis for application to the satisfaction of the Obligations.
     5.2 Securities and Other Assets. If a Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of any of its Subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) deliver any and all certificates or instruments evidencing the same to the Collateral Agent, for the benefit of the Secured Parties, on or before the close of business on the fifth Business Day following the receipt thereof by such Debtor, in the exact form received together with all requisite and necessary endorsements, to be held by the Collateral Agent subject to the terms of this Agreement as Collateral.
6. RIGHTS AND REMEDIES UPON DEFAULT.
     6.1 Scope of Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent, for the benefit of the Secured Parties, acting through any agent appointed by it for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the other Transaction Documents, and the Collateral Agent, for the benefit of the Secured Parties, shall have all the rights and remedies of a secured party under the UCC. Without limiting any of the foregoing, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the following rights and powers:
          (a) The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any Person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and upon request of the Collateral Agent, the Debtors shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Debtors’

premises or elsewhere, and make available to the Collateral Agent, without rent, all of the Debtors’ premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.
          (b) Upon reasonable notice to the Debtors by the Collateral Agent, all rights of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Debtors to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such reasonable notice, the Collateral Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of the Collateral Agent, to exercise in the Collateral Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or a Debtor or any of its Subsidiaries.
          (c) The Collateral Agent shall have the right to operate the business of the Debtors using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of the Debtors, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.
          (d) The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent and to enforce the Debtors’ rights against such account debtors and obligors.
          (e) The Collateral Agent may (but is not obligated to) direct any financial intermediary or any other Person holding any investment property to transfer the same to the Collateral Agent or its designee.
          (f) The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any designee or any purchaser of any Collateral.
     6.2 Disposition of Collateral. The Collateral Agent may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following and during the continuation of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
     6.3 License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following and during the continuation of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
7. APPLICATIONS OF PROCEEDS.
     The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent and Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtors any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at an interest rate equal to the Default Interest Rate, and the reasonable fees of any attorneys employed by the Collateral Agent and the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Collateral Agent and the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Collateral Agent or the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.
8. SECURITIES LAW PROVISION.
     Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Parties have no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with the Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Collateral Agent) applicable to the sale of the Pledged Securities by the Collateral Agent.
9. COSTS AND EXPENSES.
     Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Debtors shall also pay, upon demand, all other claims and charges which in the reasonable opinion of the Secured Parties might materially prejudice, imperil or otherwise adversely affect the Collateral or the Security Interest therein. The Debtors will also, upon demand, pay to the Collateral Agent, for the benefit of the Secured Parties, but without duplicating the Debtors’ obligation to pay certain costs and expenses with respect to any of the Transaction Documents, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement or any other Transaction Document; or (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral.
10. RESPONSIBILITY FOR COLLATERAL.
     The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. The Collateral Agent agrees to act in accordance with commercially reasonable standards and the UCC. Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale; and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party or to which it may be entitled at any time or times.
11. SECURITY INTEREST ABSOLUTE.

     All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of any of the Transaction Documents; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of any of the Transaction Documents (other than any agreement signed by the Secured Parties specifically releasing such obligations); (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by any of the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent for the benefit of any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require any Secured Party to proceed against any other Person or to apply any Collateral which the Collateral Agent or any Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.
12. TERM OF AGREEMENT.
     This Agreement and the Security Interest shall terminate on the date on which all Obligations have been indefeasibly paid or otherwise satisfied in full; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.
13. POWER OF ATTORNEY.
     Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Secured Parties or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) pay or discharge taxes, Liens (other than Permitted Liens), or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, execute and deliver any and all documents and instruments and do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the other Transaction Documents all as fully and effectually as the Debtors might or could do. Each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue of the foregoing sentence. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor or any of the Pledged Securities is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.
14. OTHER SECURITY.
     To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.
15. COLLATERAL AGENT.
     15.1 Appointment, Resignation and Removal. The Secured Parties hereby appoint Imperium Advisers, LLC to act as the Collateral Agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Any Person serving as the Collateral Agent may resign as Collateral Agent hereunder at any time by giving written notice thereof to each Holder, and such resignation shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 15.2. Any Person serving as Collateral Agent may be removed at any time or from time to time by the affirmative vote of the Holders holding a majority of the outstanding principal of the Notes, and such removal shall become effective upon the effectiveness of the appointment of a successor agent in accordance with Section 15.2.
     15.2 Successor Agent. Upon the resignation or removal of a Collateral Agent, a successor agent may (or, in the case of removal, shall) be appointed by the Holders holding a majority of the outstanding principal of the Notes, and such appointment shall become effective upon such successor agent accepting such appointment in writing. If no successor agent shall have been so appointed by the Holders within thirty (30) days after receipt of a resignation notice from the Collateral Agent, then the Collateral Agent shall have the right to appoint a successor agent in its sole and absolute discretion, and such successor agent shall commence serving as the Collateral Agent hereunder upon such successor agent’s acceptance of such appointment in writing.
     15.3 Exculpation; Limitation and Delegation of Duties. Neither the Collateral Agent nor any of its directors, officers, partners, agents, representatives, advisors or employees (collectively, the “Collateral Agent Parties”) shall be liable to any Holder for any action taken or omitted to be taken by any of them hereunder, except for their own gross negligence or willful misconduct. None of Collateral Agent Parties shall be responsible for, or have any duty to ascertain the veracity, performance or satisfaction of, any representation, warranty, covenant, agreement or condition made or contained in this Agreement or any other Transaction Document. The Collateral Agent may undertake any of its duties as Collateral Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be liable to any Holder for the negligence or misconduct of any such agents or attorneys-in-fact selected in good faith by the Collateral Agent.
     15.4 Indemnification by Holders. The Holders hereby indemnify each of the Collateral Agent Parties for any losses, obligations, damages, penalties, actions, judgments, suits, costs, expenses, disbursements and other liabilities of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral Agent’s performance of its obligations under this Agreement, except for (i) those costs that are actually reimbursed by the Debtors under this Agreement; and (ii) liabilities directly attributable to the gross negligence or willful misconduct of any Collateral Agent Party. The payment of any indemnification obligation hereunder shall be made by each Holder on a pro rata basis, based on the principal amount of the Notes then owned by such Holder as compared to the aggregate principal amount of the Notes then outstanding.
16. INDEMNIFICATION.
     The Debtors shall jointly and severally indemnify, reimburse and hold harmless the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the other Transaction Documents.
17. MISCELLANEOUS.
     17.1 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.
     17.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Holder may assign its rights hereunder in connection with any private sale or transfer of its Note in accordance with the terms thereof and of the other Transaction Documents, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Holder” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. No Debtor may assign its rights or obligations under this Agreement.
     17.3 Injunctive Relief. Each Debtor acknowledges and agrees that a material breach by it of its obligations hereunder will cause irreparable harm to each Secured Party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such material breach, in addition to all other available remedies, such Secured Party shall be entitled to an injunction restraining such breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.
     17.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
     17.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any executed signature page delivered by facsimile or e-mail transmission shall be binding to the same extent as an original executed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.
     17.6 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     17.7 Notices. Any notice, demand or request required or permitted to be given by any Debtor, Collateral Agent or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day; (ii) on the next Business Day after timely delivery to an overnight courier; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:
If to any Debtor:
c/o Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, MA 02038
Attn: Chief Financial Officer
Tel: (508) 530-0311
Fax: (508) 553-8760
With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
Attn: Stephen T. Burdumy, Esq.
Tel: (215) 988-2700
Fax: (215) 988-2757
If to the Collateral Agent or any Secured Party:
Imperium Advisers, LLC
153 East 53rd Street
29th Floor
New York, NY 10022
Attn: Maurice Hryshko, Esq.
Tel: (212) 433-1360
Fax: (212) 433-1361
or as shall otherwise be designated by such party in writing to the other parties hereto in accordance with this Section 17.1.
     17.8 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No (i) amendment to this Agreement or (ii) waiver of any agreement or other obligation of a Debtor under this Agreement may be made or given except pursuant to a written instrument executed by the Debtors, the Collateral Agent and the Holders holding a majority of the outstanding principal of the Notes. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

ECHO THERAPEUTICS, INC., AS DEBTOR

By:	Patrick T. Mooney, M.D.

Patrick T. Mooney, M.D.
Chief Executive Officer

SONTRA MEDICAL, INC., AS DEBTOR

By:	Patrick T. Mooney, M.D.

Patrick T. Mooney, M.D.
Chief Executive Officer

ECHO THERAPEUTICS, INC. (DE), AS DEBTOR

By:	Patrick T. Mooney, M.D.

Patrick T. Mooney, M.D.
Chief Executive Officer

IMPERIUM ADVISERS, LLC, AS COLLATERAL AGENT

By:	Maurice Hryshko, Esq.

Maurice Hryshko, Esq.
General Counsel

IMPERIUM MASTER FUND, LTD., AS SECURED
PARTY

By:	Maurice Hryshko, Esq.

Maurice Hryshko, Esq.
General Counsel

SCHEDULES AND ANNEX TO SECURITY AGREEMENT
Schedule I—Pledged Securities
Schedule II—Debtor Information
Annex A—Form of Assumption Agreement

ANNEX A
     THIS ASSUMPTION AGREEMENT, dated as of                     , 20          , is made by                      , a                                           , in connection with the Security Agreement, dated as of March 24, 2008 (the “Security Agreement”), entered into by Echo Therapeutics, Inc., a Minnesota corporation, and its subsidiaries for the benefit of the collateral agent and the note holders party to the Security Agreement.
W I T N E S S E T H :
     WHEREAS, the Security Agreement requires the undersigned to become a party to the Security Agreement; and
     WHEREAS, the undersigned has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Assumption. By executing and delivering this Assumption Agreement, the undersigned hereby becomes a party to the Security Agreement as a Debtor (as defined in the Security Agreement) thereunder with the same force and effect as if originally named therein as a Debtor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Debtor thereunder. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security Agreement is true and correct on and as the date hereof as to the undersigned (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL DEBTOR]

By:

Name:
Title: